UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

September 27, 2016

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Exchange Offers and Consent Solicitation

On September 27, 2016, PetroQuest Energy, Inc. (the “Company”) completed private offerings to exchange (the “Exchange Offers”) its outstanding 10% Senior Notes due 2017 (the “2017 Notes”) and its outstanding 10% Second Lien Senior Secured Notes due 2021 (the “2021 Notes” and together with the 2017 Notes, the “Old Notes”) and related consent solicitation (the “Consent Solicitation”) to amend certain provisions of the indenture governing the 2021 Notes and the registration rights agreement with respect to the 2021 Notes. At the closing, in consideration for $243,468,000 in aggregate principal amount of the Old Notes, representing approximately 86.9% of the outstanding aggregate principal amount of Old Notes, validly tendered (and not validly withdrawn) in the Exchange Offers, the Company issued (i) $243,468,000 in aggregate principal amount of its newly issued 10% Second Lien Senior Secured PIK Notes due 2021 (the “New Notes”) and (ii) 3,517,000 shares of its common stock (the “Shares”). The Exchange Offers and Consent Solicitation were made only to holders of Old Notes (i) in the United States, who are “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) thereof, and (ii) outside the United States, who are persons other than U.S. persons as defined in Rule 902 under the Securities Act in offshore transactions in compliance with Regulation S under the Securities Act.

Indenture for the 10% Second Lien Senior Secured PIK Notes due 2021

The terms of the New Notes are governed by the Indenture dated as of September 27, 2016 (the “Indenture”), among the Company, PetroQuest Energy, L.L.C., a Louisiana limited liability company (“PQLLC”) and wholly owned subsidiary of the Company, and TDC Energy LLC, a Louisiana limited liability company (“TDC” and, together with PQLLC, the “Subsidiary Guarantors”) and wholly owned subsidiary of the Company, and Wilmington Trust, National Association, as trustee and collateral agent (the “Trustee and Collateral Agent”). The Indenture contains affirmative and negative covenants that, among other things, limit the ability of the Company and the Subsidiary Guarantors to incur indebtedness; purchase or redeem stock; make certain investments; create liens that secure debt; enter into transactions with affiliates; sell assets; refinance certain indebtedness; merge with or into other companies or transfer substantially all of their assets; and, in certain circumstances, to pay dividends or make other distributions on stock. The Indenture also contains customary events of default. Upon the occurrence of certain events of default, the Trustee or the holders of the New Notes may declare all outstanding New Notes to be due and payable immediately. The New Notes are fully and unconditionally guaranteed on a senior basis by the Subsidiary Guarantors and by certain future subsidiaries of the Company.

The Company is obligated to pay the $243,468,000 aggregate principal amount of the New Notes in cash upon maturity of the New Notes on February 15, 2021. The Company will pay 10% interest per annum in cash, unless it exercises its payable in kind (“PIK”) interest option (as described below), on the principal amount of the New Notes, semi-annually in arrears on February 15 and August 15 of each year, starting on February 15, 2017, to holders of record at the close of business on the preceding February 1 and August 1, respectively. The Company will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

The Company may, at its option, for one or more of the first three interest payment dates of the New Notes, pay interest on the New Notes at (i) the annual rate of 1% payable in cash plus (ii) the annual rate of 9% PIK (the “PIK Interest”) payable by increasing the principal amount outstanding of the New Notes or by issuing additional New Notes in certificated form (the “PIK Notes”).

The New Notes are equally and ratably secured with the 2021 Notes by second-priority liens on substantially all of the Company’s and the Subsidiary Guarantors’ oil and gas properties and substantially all of their other assets to the extent such properties and assets secure the Company’s senior secured bank credit facility (except for certain excluded assets) (the “Collateral”). Pursuant to the terms of an intercreditor agreement, the security interest in those properties and assets that secure the New Notes, the 2021 Notes and the guarantees are contractually subordinated to liens that secure the Company’s senior secured bank credit facility and certain other permitted indebtedness. Consequently, the New Notes, the 2021 Notes and the related guarantees will be effectively subordinated to the senior secured bank credit facility and such other indebtedness to the extent of the value of such assets.

Subject to compliance with the covenant regarding indebtedness, the Company may issue more New Notes from time to time under the Indenture (the “Additional Notes”). The New Notes, any increase in the aggregate principal amount of the New Notes in connection with the payment of PIK Interest, the PIK Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.

Except as set forth below, the Company will not be entitled to redeem the New Notes prior to February 15, 2018. On and after February 15, 2018, the Company will be entitled to redeem all or a portion of the New Notes at the redemption prices, plus accrued and unpaid cash interest to the redemption date and an amount of cash equal to all accrued and unpaid PIK Interest on the New Notes to be redeemed, if redeemed during the 12-month period commencing on February 15 of the years set forth below:

Period	Redemption Price
2018	105.0%
2019	102.5%
2020 and thereafter	100.0%

At any time prior to February 15, 2018, the Company may redeem, at its option, up to 35% of the aggregate principal amount of the New Notes issued under the Indenture (which includes any increase in the aggregate principal amount of the New Notes in connection with the payment of PIK Interest, PIK Notes and Additional Notes, if any) with the net cash proceeds of certain equity offerings at a redemption price payable in cash of 110% of the principal amount of the New Notes plus any accrued and unpaid cash interest and an amount of cash equal to all accrued and unpaid PIK Interest, if any, to the redemption date, subject to certain conditions.

In addition, prior to February 15, 2018, the Company is entitled at its option to redeem the New Notes (which includes any increase in the aggregate principal amount of the New Notes in connection with the payment of PIK Interest, PIK Notes and Additional Notes, if any), in whole or in part, at a redemption price payable in cash equal to 100% of the principal amount of the New Notes plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid cash interest and an amount of cash equal to all accrued and unpaid PIK Interest to, the redemption date (subject to the right of holders of the New Notes of record on the relevant record date to receive interest due on the relevant interest payment date).

If the Company experiences a Change of Control (as defined in the Indenture), the Company will be required to make an offer to repurchase the New Notes (including any PIK Notes or any increase in the aggregate principal amount of the New Notes in connection with the payment of PIK Interest) at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

The foregoing description of the Indenture is not complete and is qualified by reference to the complete document, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the New Notes in the Exchange Offers, on September 27, 2016, the Company and the Subsidiary Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Jefferies LLC and Seaport Global Securities LLC, as the representatives of the holders of the New Notes, obligating the Company to use commercially reasonable efforts to file an exchange registration statement with the Securities and Exchange Commission so that holders of the New Notes can offer to exchange the New Notes issued in the offering for registered notes (the “Exchange Notes”) having substantially the same terms as the New Notes (evidencing the same indebtedness as the New Notes). In addition, under certain circumstances and in lieu of a registered exchange offer, the Company must use commercially reasonable efforts to file a shelf registration statement for the resale of the New Notes.

If the exchange offer is not completed within 365 days after September 27, 2016, or, if a shelf registration statement is required and is not declared effective on or prior to the later of the 365th day after September 27, 2016 and the 180th day after delivery of a shelf registration request, then the annual interest borne by the New Notes will be increased by 0.25% per annum for the first 90-day period on the day immediately following the breach, which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such interest continues to accrue, provided that the rate at which such additional interest accrues may not exceed 1.0% per annum.

The foregoing description of the Registration Rights Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 4.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securites

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Shares is incorporated by reference into this Item 3.02.

Item 8.01	Other Information

On September 27, 2016, the Company issued a press release announcing the closing of the Exchange Offers and Consent Solicitation. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference in this current report.

This filing shall not constitute an offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

4.1	Indenture, dated September 27, 2016, among PetroQuest Energy, Inc., the Subsidiary Guarantors identified therein, and Wilmington Trust, National Association.

4.2	Registration Rights Agreement, dated September 27, 2016, among PetroQuest Energy, Inc., the Subsidiary Guarantors identified therein, Jefferies LLC and Seaport Global Securities LLC.

99.1	Press Release dated September 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2016

PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer